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                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of January 8, 1996, between Home Care Management, Inc., a New York corporation (the "Company"), and James R. Mieszala (the "Executive").

                  WHEREAS, the Company wishes to employ the Executive; and

                  WHEREAS, the Executive wishes to be employed by the Company.

                  NOW, THEREFORE, the parties agree as follows:

         1.       Employment, Duties and Acceptance.

                  1.1 Employment by the Company. The Company employs the Executive, for itself and its affiliates, to render exclusive and full time services in such capacities as the Company's Board of Directors (which is currently composed of Dr. Clifford E. Hotte) may assign and, in connection therewith, to perform such duties as the Executive shall reasonably be directed to perform by the Company's Board of Directors. The Executive shall be the President of the Company.

                  1.2 Acceptance of Employment by the Executive. The Executive accepts such employment and shall render the services described above. In addition to being the President of the Company, the Executive shall also serve during all or any part of the Term as an officer of the Company and any of its affiliates, without any compensation therefor other than as specified in this Employment Agreement, if so elected by the directors of the Company or any of its affiliates, as applicable.




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                  1.3 Place of Employment. The Executive's principal place of employment shall be the Chicago, Illinois metropolitan area, subject to such reasonable travel as the rendering of the services hereunder may require.

         2. Term of Employment. The term of the Executive's employment under this Employment Agreement (the "Term") shall commence on the date hereof and shall end on April 30, 1998, unless sooner terminated as herein provided. Notwithstanding the foregoing, if the Company does not intend to extend the Executive's employment with the Company beyond April 30, 1998, then the Company must give the Executive no less than three (3) months prior written notice thereof, and to the extent the Company does not give such three (3) months prior written notice, then the Company must continue to pay the Executive his compensation as provided herein until the earlier of (i) six (6) months from the date notice thereof is actually given or (ii) six (6) months from the end of the

Term.

         3.       Compensation.

                  3.1 Base Salary. As compensation for all services to be rendered pursuant to this Employment Agreement, the Company shall pay the Executive, during the Term, a salary of $210,000 per annum, with a 10% increase for the period from May 1, 1997 through April 30, 1998 (the "Annual Salary"), payable in accordance with the payroll policies of the Company as from time to time in effect, less such deductions as shall be required to be withheld by applicable law and regulations.

                  3.2 Performance Bonus. In addition to the Annual Salary to be paid pursuant to Section 3.1 above, at the end of each of the Company's fiscal years during the Term, the Executive shall also be entitled to an annual performance bonus of up to 33% of the amount of




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the Annual Salary (which for the fiscal year ended April 30, 1996 shall be made on a pro rata basis), which will be at the sole discretion of the Company.

                  3.3 Stock Options. The Executive shall receive within 30 days of the execution of this Agreement, non-qualified options to purchase 135,000 shares of Common Stock, par value $.03 per share (the "Shares"), of Health Management, Inc., a Delaware corporation which owns all of the outstanding shares of the Company (the "Options"). The form of the Options shall be substantially in the form issued to other employees of the Company and its affiliates. The per Share exercise price of the Options shall be the average closing price of a Share as shown in the Wall Street Journal for the twenty full trading days preceding the date of this Agreement. The Options shall vest when the average closing price of a Share as represented in the Wall Street Journal equals or exceeds the average share price indicated in the following table for a 60 consecutive day period:

              Average Share Price                     # Options Vested
              -------------------                     ----------------

                       13                                    10,000
                       15                                    10,000
                       17                                    10,000
                       19                                    10,000
                       21                                    12,500
                       23                                    12,500
                       25                                    15,000
                       27                                    15,000
                       29                                    20,000

                       31                                    20,000
                                                             ------
                                                             135,000


                  3.4 Limitations Imposed by Law. The provisions of this Employment Agreement relating to the compensation to be paid to the Executive shall be subject to any




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limitations provided by law or regulation which may from time to time limit the compensation payable to the Executive.

                  3.5 Participation in Employee Benefit Plans. The Executive shall be permitted during the Term, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan or similar benefit plan of the Company, and shall be entitled to such vacation and personal time, which may be available to other comparable executives of the Company and generally on the same terms as such other executives.

                  3.6 Expenses. Subject to such policies as may from time to time be established by the Company's Board of Directors, the Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Employment Agreement upon presentation of expense statements or vouchers or such other supporting information as it may require.

         4.       Termination.

                  4.1 Termination upon Death. If the Executive dies during the Term, this Employment Agreement shall terminate, except that the Executive's legal representatives shall be entitled to receive the compensation herein provided for a period ending on the last day of the month in which the Executive's death occurs.

                  4.2 Termination upon Disability. If, during the Term, the Executive becomes physically or mentally disabled, whether totally or partially, so that the Executive is unable substantially to perform his services hereunder for (i) a period of three consecutive months, or (ii) for shorter periods aggregating three months during any six month period, the Company may




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at any time after the last day of the three consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of three months, by written notice to the Executive, terminate the Term of the Executive's employment hereunder. Nothing in this Section 4.2 shall be deemed to extend the Term.

                  4.3 Termination for Cause. If the Executive neglects his duties hereunder, is convicted of any crime or offense, fails or refuses to comply with the reasonable oral or written policies or directives of the Company's Chief Executive Officer, if any, or Board of Directors, is guilty of misconduct in connection with the performance of his duties hereunder, materially breaches affirmative or negative covenants or undertakings hereunder or is guilty of any other conduct which would make his continued employment by the Company prejudicial to the best interests of the Company, the Company may at any time by written notice to the Executive terminate the Term of the Executive's employment hereunder and the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of such notice; provided, however, that in the case of neglect of duties, the Executive shall be given written notice thereof and reasonable opportunity to cure, which in no event shall exceed 30 days.

                  4.4 Termination Without Cause. The Company retains the right to terminate the Executive without cause at any time provided the Executive is continued to be paid based on his compensation as provided herein for a period beginning on the date of his termination and ending on April 30, 1998, or if such date is less than (3) months from the date of termination, then six (6) months from the date of termination. After the date of termination, the Executive will not be required to provide any regular services to the Company other than with respect to




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certain litigation matters involving the Company, if any, and, at the Company's request, with respect to transition matters.

         5.       Certain Covenants of the Executive.

                  5.1 Covenants Against Competition. The Executive acknowledges that (i) the principal business of the Company and its affiliates is the distribution of pharmaceuticals, provision of drug therapies, reimbursement services, physician networks and other related businesses which the Company and its affiliates are in currently and which the Company and its affiliates may become involved with during the Term (collectively, the "Company Business");
(ii) the Company Business is national in scope; (iii) his work for the Company will bring him, into close contact with many confidential affairs not readily available to the public; and (iv) the Company would not enter into this Agreement but for the agreements and covenants of the Executive contained herein. In order to induce the Company to enter into this Employment Agreement, the Executive covenants and agrees that:

                           5.1.1            Non-Compete.  During the Term and
for a period of eighteen (18) months following the termination (whether for cause or otherwise) of the Executive's employment with the Company or any of its affiliates, (the "Restricted Period"), the Executive shall not, in the United States of America or in any foreign country, directly or indirectly, (i) engage in the Company Business for his own account; (ii) enter the employ of, or render any services to, any person engaged in such activities; and (iii) become interested in any person engaged in the Company Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that the Executive may own, directly or indirectly, solely as an


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investment, securities of any person which are traded on any national securities exchange or the NASDAQ National Market System if the Executive (a) is not a controlling person of, or a member of a group which controls, such person or (b) does not, directly or indirectly, own 1% or more of any class of securities of such person.

                           5.1.2            Confidential Information.  During
and after the Restricted Period, the Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others except in connection with the business and affairs of the Company, all confidential matters of the Company and its affiliates. Such confidential matters, include, without limitation, trade secrets, customer lists, subscription lists, details of consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects of the Company and its affiliates, learned by the Executive heretofore or hereafter that are sufficiently secret to have the possibility, whether or not realized, of deriving economic value from not being generally known to other persons who can obtain economic value from their disclosure or use, and the Executive shall not disclose them to anyone outside of the Company and its affiliates, either during or after employment, by the Company or any of its affiliates, except as required in the course of performing duties hereunder or with the Company's express written consent. The Executive's obligations pursuant to this Employment Agreement shall not extend to matters which are within the public domain or hereafter enter the public domain through no fault or action or failure to act, whether directly or indirectly, on the part of the Executive.




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                           5.1.3            Property of the Company.  All
memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by the Executive or made available to the Executive concerning the business of the Company or any of its affiliates shall be the Company's property and shall be delivered to the Company promptly upon the termination of the Executive's employment with the Company or any of its affiliates or at any other time on request.

                           5.1.4            Employees of the Company.  During
the Restricted Period, the Executive shall not, directly or indirectly hire, solicit or encourage to leave the employment of the Company or any of its affiliates, any employee of the Company or its affiliates or hire any such employee who has left the employment of the Company or any of its affiliates within one year of the termination of such employee's employment with the Company or any of its affiliates.

                           5.1.5            Consultants and Independent
Contractors of the Company. During the Restricted Period, the Executive shall not, directly or indirectly, hire, solicit or encourage to cease to work with the Company or any of its affiliates, any consultant, social worker, registered nurse, sales representative and other person then under contract with the Company or any of its affiliates.

                  5.2 Rights and Remedies Upon Breach. If the Executive breaches, or threatens to commit a breach of, any of the provisions of Section
5.1 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall




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be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:


                           5.2.1            Specific Performance.  The right and
remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its affiliates and that money damages will not provide an adequate remedy to the Company.

                           5.2.2            Accounting.  The right and remedy to
require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the Restrictive Covenants, and the Executive shall account for and pay over such Benefits to the Company.

                  5.3 Severability of Covenants. If any court determines that any of the Restrictive Covenants, or any parts thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                  5.4 "Blue-Pencilling". If any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.




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                  5.5 Enforceability in Jurisdictions. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         6. Indemnification. The Company shall indemnify the Executive if the Executive is made a party, or threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Executive is or was an officer or director of the Company or any of its affiliates, in which capacity the Executive is or was serving at the Company's request, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the general corporation law of the state of incorporation of the Company, and any other applicable law, as from time to time in effect. The provisions of this paragraph shall survive the Term.




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         7.       Other Provisions.

                  7.1 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, or if mailed, two days after the date of mailing, as follows:

                           (i)      if to the Company:

                                    Home Care Management, Inc.
                                    4250 Veterans Memorial Highway
                                    Suite 400 West
                                    Holbrook, NY 11741
                                    Attention:  Clifford E. Hotte, Ph.D.

                  and

                                    with a copy to:

                                    McDermott, Will & Emery
                                    1211 Avenue of the Americas, 43rd Floor
                                    New York, NY 10036
                                    Attention: Cheryl V. Reicin, Esq.


                           (ii)     if to the Executive, to:

                                    Mr. James R. Mieszala
                                    21335 Cliffside Drive
                                    Kildeer, IL 60047

                  7.2 Entire Agreement. This Employment Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                  7.3 Waivers and Amendments.  This Employment Agreement

may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions




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hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  7.4 Governing Law. This Employment Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                  7.5 Assignment. This Employment Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign this Employment Agreement and its rights, together with its obligations hereunder, in connection with any sale, transfer or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise.

                  7.6 Counterparts. This Employment Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  7.7 Headings. The headings in this Employment Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Employment Agreement.


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                  IN WITNESS WHEREOF, the parties have executed this Employment
Agreement as of the date first above written.


                                                HOME CARE MANAGEMENT, INC.




                                                By /s/ Clifford E. Hotte
                                                   Dr. Clifford E. Hotte
                                                   Director



                                                /s/ James R. Mieszala
                                                    James R. Mieszala




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